EXHIBIT 12

                              WACHOVIA CORPORATION
                     RATIO OF EARNINGS TO FIXED CHARGES

                                                   Nine Months          Year
                                                      Ended             Ended
                                                   September 30      December 31
(A) EXCLUDING INTEREST ON DEPOSITS                     1997              1996
 [S]                                               [C]             [C]
Earnings:
  Income before income taxes                        $   723,042      $   934,902
  Less capitalized interest                                 (58)            --
  Fixed charges                                         584,525          804,019
                                                    -----------      -----------
    Earnings as adjusted                            $ 1,307,509      $ 1,738,921
                                                    ===========      ===========

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                        $   310,256      $   431,094
  Interest on long-term debt                            264,186          359,946
  Portion of rents representative of the
   interest factor (1/3) of rental expense               10,083           12,979
                                                    -----------      -----------
    Fixed charges                                   $   584,525      $   804,019
                                                    ===========      ===========


Ratio of earnings to fixed charges                         2.24X           2.16X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above                  $ 1,307,509      $ 1,738,921
  Add interest on deposits                              728,527          881,562
                                                    -----------      -----------
Earnings as adjusted                                $ 2,036,036      $ 2,620,483
                                                    ===========      ===========

Fixed charges:
  Fixed charges from (A) above                      $   584,525      $   804,019
  Interest on deposits                                  728,527          881,562
                                                    -----------      -----------
Adjusted fixed charges                              $ 1,313,052      $ 1,685,581
                                                    ===========      ===========

Adjusted earnings to adjusted fixed                        1.55X           1.55X
 charges